UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 14, 2008
Date of Report (Date of earliest event reported)

BEST ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-142350	02-0789714
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1010 Lamar Street, Suite 1200
Houston, Texas 77002
(713) 933-2600

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As described on the Current Report on Form 8-K of Best Energy Services, Inc. filed on February 21, 2008 (the “Initial 8-K”), on February 14, 2008, Best Erergy Services, Inc., acquired two companies, Best Well Service, Inc. (“BWS”), a Kansas corporation, and Bob Beeman Drilling Company (“BBD”), a Utah corporation (the “Acquisitions”).

 The purposes of this amendment to the Initial 8-K are to (1) incorporate as part of the Initial 8-K the information set forth below under Item 9.01 as required by Item 9.01 of Form 8-K, and (2) correct the description  of the Company’s Change in Fiscal Year to reflect the actions of the Board as stated below under Item 5.03

Item 5.03.  Amendments to Articles of Incorporation; Change in Fiscal Year.

Change in Fiscal Year

Prior to the Acquisitions, our fiscal year end was January 31.  As a result of the Acquisitions, on February 14, 2008, our board of directors elected to change our year end to December 31 effective in the fourth calendar quarter of 2008, to match the year end of the acquired companies.   Accordingly, we intend to file an annual report on Form 10-K for the year ended January 31, 2008 and subsequently file quarterly reports in 2008 on Form 10-Q for the quarters ended April 30, July 31, and October 31.  We intend to file a transition Form 10-K for the eleven months ended December 31, 2008.

Item 9.01                       Financial Statements and Exhibits.
•	(a)Financial statements of businesses acquired.
•	(b)Pro Forma Financial Statements
•	(1)Unaudited Pro Forma Condensed Consolidated Balance Sheet as of January 31, 2008.
•	(2)Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended January 31, 2008.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Best Well Service, Inc.
Liberal, Kansas

We have audited the accompanying balance sheets of Best Well Service, Inc. (“Best Well”) as of December 31, 2007 and 2006, and the related statements of operations, stockholder’s equity and cash flows for the years then ended. These financial statements are the responsibility of Best Well’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. Best Well is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Best Well’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Best Well as of December 31, 2007 and 2006, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

April 29, 2008

Best Well Service, Inc.
Balance Sheets
December 31, 2007 and 2006

ASSETS	2007	2006
Current assets
Cash	$1,869,542	$2,297,829
Trade securities, at market	772,765	705,801
Accounts receivable, net	1,882,757	1,631,600
Prepaid taxes	650,152	-
Total current assets	5,175,216	4,635,230

Property and equipment, net	4,563,400	4,335,287

TOTAL ASSETS	$9,738,616	$8,970,517

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities
Accounts payable	$390,460	$653,268
Income taxes payable	-	816,285
Current portion of notes payable	267,040	230,431
Total current liabilities	657,500	1,699,984

Long-term liabilities:
Notes payable	201,942	211,466
Deferred taxes	520,592	362,183

TOTAL LIABILITIES	1,380,034	2,273,633

STOCKHOLDER’S EQUITY
Common stock, $100 par value per share; 10,000 shares authorized; 300 shares issued and outstanding	30,000	30,000
Additional paid-in capital	41,540	41,540
Retained earnings	8,287,042	6,625,344
Total stockholder’s equity	8,358,582	6,696,884
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$9,738,616	$8,970,517

The Accompanying Notes are an Integral Part of the Financial Statements

Best Well Service, Inc.
Statements of Operations
For the Years Ended December 31, 2007 and 2006
	2007	2006

Revenues	$17,746,048	$17,182,055

Cost of revenues	9,718,964	8,908,447

Gross margin on drilling operations	8,027,084	8,273,608

Operating expenses:
General and administrative expense	4,279,082	4,060,436
General and administrative expense – Related-party	39,365	42,300
Total operating expenses	4,318,447	4,102,736

Net operating income	3,708,637	4,170,872

Other income (expense):
Investment income	66,960	133,759
Interest (expense)/ income, net	106,539	(15,202)

Income before provision for income taxes	3,882,136	4,289,429

Income tax expense	1,430,374	1,831,058

Net income	$2,451,762	$2,458,371
Per Share Data
Basic diluted net income per share	$8,172.54	$8,194.57
Weighted average shares outstanding	300	300

The Accompanying Notes are an Integral Part of the Financial Statements

Best Well Service, Inc.
Statements of Stockholder’s Equity
For the Years Ended December 31, 2007 and 2006

	Common Stock			Retained
	Shares	Amount	Paid In Capital	Earnings	Total

Balance, December 31, 2005	300	$30,000	$41,540	$4,206,973	$4,278,513

Net income	-	-	-	2,458,371	2,458,371
Dividends	-	-	-	(40,000	(40,000)

Balance, December 31, 2006	300	$30,000	$41,540	$6,625,344	$6,696,884

Net income	-	-	-	2,451,762	2,451,762
Dividends	-	-	-	(790,064	(790,064)

Balance, December 31, 2007	300	$30,000	$41,540	$8,287,042	$8,358,582

The Accompanying Notes are an Integral Part of the Financial Statements

Best Well Service, Inc.
Statements of Cash Flow
For the Years Ended December 31, 2007 and 2006

	2007	2006
Cash flows from operating activities:
Net income	$2,451,762	$2,458,371
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation	1,094,645	811,131
Gain on sale of fixed assets	(50,000)	-
Deferred income tax expense	158,409	125,371
Non cash investment income (loss)	(66,960)	(117,995)
Changes in assets and liabilities:
Accounts receivable	(251,157)	(594,438)
Prepaid Expenses	-	22,823
Accounts payable and accrued liabilities	259,830	291,213
Income taxes payable	(1,466,437)	330,552

Net cash provided by operating activities	1,610,432	3,327,028

Cash flows from investing activities:
Capital expenditures, net	(2,050,822)	(1,404,399)

Cash flows from financing activities:
Proceeds from long-term debt	313,292	373,801
Payments on long term debt	(289,189)	(293,143)
Proceeds of related party loans	-	(104,590)
Payment of dividends	(12,000)	(40,000)

Net cash used in financing activities	12,103	(63,932)

Increase in cash and equivalents	(428,287)	1,858,697
Cash and equivalents, beginning of year	2,297,829	439,132

Cash and equivalents, end of year	$1,869,542	$2,297,829

Supplemental disclosures of cash flow information:
Cash paid for interest	$13,615	$15,202
Cash paid for taxes	$1,619,997	$2,043,827

Noncash investing and financing activities:
Dividend – transfer of property and equipment	778,064	-

The Accompanying Notes are an Integral Part of the Financial Statements.

Best Well Service, Inc.
Notes to Financial Statements
December 31, 2007 and 2006

Note 1: Description of Business

Best Well Service, Inc. (“Best Well”), a Kansas corporation, was formed in 1992.  Best Well operates twenty-four workover rigs in Kansas, Oklahoma, and Texas.  It derives its income from workovers on existing producing wells and completing newly drilled wells.

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year presentation.

Note 2: Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Equivalents

Best Well considers all highly liquid investments with maturities from date of purchase of three months or less to be cash equivalents. Cash and equivalents consist of cash on deposit with domestic banks and, at times, may exceed federally insured limits.

Accounts Receivable

Best Well provides an allowance for doubtful accounts on trade receivables based on historical collection experience and a specific review of each customer’s trade receivable balance.  Based on these factors, Best Well has established an allowance for doubtful accounts of $72,648 as of December 31, 2007.  No allowance was provided as of December 31, 2006.

Credit Risk

Best Well is subject to credit risk relative to its trade receivables. However, credit risk with respect to trade receivables is minimized due to the nature of its customer base.

Best Well maintains cash balances at one bank and one financial institution. Accounts at the bank are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. Best Well had uninsured cash balances of approximately $1,770,000 as of December 31, 2007 and $2,200,000 as of December 31, 2006.

Trading Securities

Best Well classifies its investments as trading based upon the nature of the investment.  Trading securities are primarily marketable equity securities which are reported at estimated fair value with realized and unrealized gains and losses included in other income (loss) in the statement of operations.  The estimated fair values of investments are based on quoted market prices or dealer quotes.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the respective assets, generally four to ten years. Leasehold improvements are amortized on a straight-line basis over the shorter of the assets’ useful lives or lease terms.

Classification	Estimated Useful Life
Workover Rigs and Equipment	10 Years
Vehicles	5 Years
Buildings and Improvements	5 Years
Office Equipment	3 Years

The cost of asset additions and improvements that extend the useful lives of property and equipment are capitalized.  Routine maintenance and repair items are charged to current operations. The original cost and accumulated depreciation of asset dispositions are removed from the accounts and any gain or loss is reflected in the statement of operations in the period of disposition.

Impairment of Long-Lived Assets

Long-lived assets, including property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the long-lived asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If it is determined that an impairment loss has occurred, the loss is measured as the amount by which the carrying amount of the long-lived asset exceeds its fair value.

Revenue Recognition

Best Well recognizes service revenue based on rate agreements in effect with customers as the service is provided and realization is assured.

Income Taxes

Best Well has adopted the provisions of SFAS No. 109, “Accounting for Income Taxes” which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The differences are primarily differences in depreciation methods used for tax and reported for GAAP.

Dividends

Best Well has no formal dividend policy or obligations. Dividends are paid solely at the discretion of management.

Basic and Diluted Net Income per Share

Basic net income per common share is computed using the weighted average number of common shares outstanding during the year. Diluted net income per common share includes the dilutive effects of common stock equivalents on an “as if converted” basis.  Dilutive potential common shares consist of stock options, stock warrants and redeemable convertible stock and are calculated using the treasury stock method.  As of December 31, 2007 and 2006, there were no dilutive potential common shares outstanding.

Recent Accounting Pronouncements

Best Well does not expect that adoption of recently issued accounting pronouncements will have a material impact on its financial position, results of operations or cash flows.

Note 3: Trading Investments

The aggregate amortized cost, gross unrealized gains, gross unrealized losses, and estimated fair value, trading securities by major security type at December 31, 2007 and 2006 respectively are as follows:

Description	Cost	Gross Unrealized Gains	Estimated Fair Value
Trading 2007	$ 705,805	$ 66,960	$ 772,765
Trading 2006	$ 470,005	$ 235,796	$ 705,801

Note 4: Property and Equipment

Property and equipment consisted of the following as of December 31, 2007 and 2006:

	2007	2006
Workover rigs and Equipment	$ 5,016,282	$ 4,114,764
Vehicles	3,571,533	3,324,241
Buildings and Improvements	278,882	278,882
Office Equipment	74,509	72,674
Total	8,941,206	7,790,561
Less: Accumulated depreciation	4,377,806	3,455,274
Property and equipment, net	$ 4,563,400	$ 4,335,287

Depreciation expense was $1,094,645 and $811,131 for the years ended December 31, 2007 and 2006, respectively.

Note 5: Concentrations

As of December 31, 2007, two of Best Well’s customers accounted for 24% and 14% of total accounts receivable (24% and 16% of total 2007 revenues, respectively).  As of December 31, 2006, two of Best Well’s customers accounted for 16% and 11% of total accounts receivable (21% and 15% of total 2006 revenues, respectively).

As of December 31, 2007 two of Best Well’s vendors accounted for 29% and 15% of total accounts payable (15% and 2% of total 2007 expenditures, respectively).  There were no significant vendors as of December 31, 2006.

Note 6: Income Taxes

Best Well files its income tax returns using the accrual method of accounting having converted from the cash method in 2003.  Cumulative timing differences resulting from the conversion to the accrual method of accounting for income tax purposes as well as differences in accounting methods for depreciation among others result in a net deferred tax liability and amounted to approximately $1,308,000 and $861,000 as of December 31, 2007 and 2006 respectively.

A reconciliation of the differences between the effective and statutory income tax rates are as follows for years ended December 31, 2007 and 2006:

Description	2007	2006
Federal Statutory Rate-34%	$ 1,319,926	$ 1,458,406
State Tax rate – 8%	311,811	343,154
Permanent Differences	(201,363)	29,498
Income tax provision	$ 1,430,374	$ 1,831,058

Deferred income tax expense (recovery) amounted to approximately $167,000 and $125,000 for years ended December 31, 2007 and 2006, respectively.

Note 7: Fair Value of Financial Instruments

The estimated fair value of Best Well’s financial instruments is as follows at December 31, 2007 and 2006 respectively:

The carrying amounts of cash and equivalents, accounts receivable and accounts payable - The carrying amounts approximated fair value due to the short-term maturity of these instruments.

Marketable securities are presented at estimated market value of $772,765 and $705,801 as of December 31, 2007 and 2006 respectively.

Note 8: Long Term Debt

Long term debt as of December 31, 2007 and 2006 consists of the following:

Description	2007	2006

Notes payable to a financial institution secured by transportation and rig equipment, bear interest rates from 0% to 9.1% per annum, due in  monthly installments totaling $25,250 maturing at various dates through December 2010
	$ 468,982	$ 441,897
Less Current Maturities	267,040	230,431
Long-Term Portion	$ 201,942	$ 211,466

The aggregate annual maturities under long-term Debt as of December 31, 2007, are as follows:

Year Ending December 31,	Amount
2008	$ 267,040
2009	161,794
2010	40,148
Total	$ 468,982

Note 9: Related-Party Transactions

Best Well is renting a shop that is owned by Tony Bruce, owner of the company.  Rent expense related to this transaction was $39,365 and $42,300 for the year end December 31, 2007 and 2006, respectively.

Note 10: Subsequent Events

Best Well was acquired in a purchase transaction on February 14, 2008, for cash and securities by Best Energy Services, Inc.

Best Energy acquired Best Well by purchasing all of our issued and outstanding stock from our current shareholder, Tony Bruce, for a total purchase price of $20,600,000, payable as follows: (i) a note for $20,000,000 was issued to Sellers at closing which was paid off shortly thereafter through funding provided by a permanent Credit Facility; (ii) funds in the amount of $500,000 were delivered to an escrow agent to be held as security for Seller’s indemnification obligations under the Best Well Acquisition Agreement for a period of six months; and (iii) Best Energy agreed to issue to Mr. Bruce common stock valued at $100,000 based on a 10 day volume weighted average price, commencing with the first day of trading.  In addition, as part of the Acquisition Agreement, Best Energy also entered into a one year employment agreement with Mr. Bruce under which he will serve as a Vice President of Best Energy’s Central Division for an annual salary of $150,000.  Mr. Bruce has also agreed to join Best Energy’s board of directors.

Prior to the execution of the foregoing agreements with Mr. Bruce, there was no material relationship between Best Energy and Mr. Bruce.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Bob Beeman Drilling Co.
Moab, Utah

We have audited the accompanying balance sheets of Bob Beeman Drilling Co. (“Beeman Drilling”) as of December 31, 2007 and 2006, and the related statements of operations, stockholder’s equity and cash flows for the years then ended. These financial statements are the responsibility of Beeman Drilling’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. Beeman Drilling is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Beeman Drilling’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beeman Drilling as of December 31, 2007 and 2006, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3 to the financial statements, the financial statements presented herein as of and for the year ended December 31, 2006 have been restated for an error in the determination of Beeman Drilling’s current and deferred federal and state income tax liabilities.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

April 29, 2008

Bob Beeman Drilling Company
Comparative Balance Sheets as of
December 31, 2007 and 2006

ASSETS
	2007	2006
Current assets:
Cash	$53,898	$1,430,257
Trading Securities	8,895,754	4,318,984
Accounts Receivable	716,116	813,776
Prepaid expenses and other current assets	6,077	306,995

Total current assets	9,671,845	6,870,012

Property and equipment, net	977,959	1,204,339

TOTAL ASSETS	$10,649,804	$8,074,351

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Accounts payable and accrued expenses	$351,733	$130,799
Due to related party	55,210	54,500
Cash overdraft	-	74,400
Income taxes payable	-	418,241
Deferred income taxes payable	1,774,342	669,482
Margin Loan Payable	202,554	-

Total current liabilities	2,383,839	1,347,422

TOTAL LIABILITIES	2,383,839	1,347,422

STOCKHOLDER’S EQUITY
Common stock, $1.00 par value per share; 100,000 shares authorized; 100,000 shares issued and outstanding	$100,000	$100,000
Retained earnings	8,165,965	6,626,929

Total stockholder’s Equity	8,265,965	6,726,929

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$10,649,804	$8,074,351

The Accompanying Notes are an Integral Part of the Financial Statements

Bob Beeman Drilling Company
Statements of Operations
For the years ended December 31, 2007 and 2006

	2007	2006
		(as restated )
Revenues	$4,650,567	$5,687,402

Cost of revenues:
Drilling costs
Related party	79,557	129,700
Non-related party	2,367,530	3,187,635
Depreciation	220,733	348,662
Total cost of revenue	2,667,820	3,665,997

Gross margin on drilling operations	1,982,747	2,021,405

Operating expenses:
Selling, general and administrative
Related party	325,000	301,359
Non-related party	2,013,129	1,060,800
Total general and administrative expense	2,338,129	1,362,159
Depreciation	5,647	9,512
Total operating expenses	2,343,776	1,371,671

Income (loss) from operations	(361,029)	649,734

Other income (expense):
Investment income (loss)	2,985,420	(1,193,423)
Interest expense	(21,759)	(76,043)
Income (loss) before provision for income taxes	2,602,632	(619,732)

Income tax expense (recovery)	1,063,596	(253,261)

Net income (loss)	$1,539,036	$(366,471)

Per Share Data:
Basic and diluted net income (loss) per share	$15.39	$(3.66)

Weighted average shares outstanding	100,000	100,000

The Accompanying Notes are an Integral Part of the Financial Statements

Bob Beeman Drilling Company
Statements of Stockholder’s Equity
For the years ended December 31, 2007 and 2006

	Common Stock
	Shares	Amount	Retained Earnings	Total
Balance, December 31, 2005 – as restated	100,000	$100,000	$6,993,400	$7,093,400

Net Loss	-	-	(366,471)	(366,471)

Balance, December 31, 2006 – as restated	100,000	100,000	6,626,929	6,726,929

Net Income	-	-	1,539,036	1,539,036

Balance, December 31, 2007	100,000	$100,000	$8,165,965	$8,265,965

The Accompanying Notes are an Integral Part of the Financial Statements

Bob Beeman Drilling Company
Statements of Cash Flow
For the years ended December 31, 2007 and 2006

	2007	2006
		(as restated)
Cash flows from operating activities:

Net income (loss)	$1,539,036	$(366,471)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation	226,380	358,174
Gain on sale of property & equipment	(50,000)	-
Deferred income tax expense (recovery)	-	119,577
Unrealized investment (income) loss	(2,936,849)	1,356,703
Changes in assets and liabilities:
Accounts receivable	97,660	398,772
Accounts payable and accrued liabilities	165,290	(536,070)
Prepaid expenses and other current assets	306,995	(203,368)
Income taxes payable	680,542	(504,259)
Net cash provided by operating activities	29,054 )	623,058

Cash flows from investing activities:
Capital expenditures	-	(752,658)
Investments in equity securities	(9,709,260)	(6,302,631)
Sale of equity securities	8,050,583	11,265,968
Cash received from sale of property and equipment	50,000	-

Net cash provided by (used in ) investing activities	(1,608,677)	4,210,679

Cash flow from financing activities:
Bank overdraft	-	74,400
Payments on related party debt	(202,000) (202,000)	(49,127)
Proceeds from related party debt capital	202,710	-
Proceeds from (payments of ) margin loan	202,554	(3,580,507)
Net cash provided by (used in) financing activities	203,264	(3,555,234)

Net increase (decrease) in cash and cash equivalents	(1,376,359)	1,278,503
Cash and equivalents, beginning of the year	1,430,257	151,754

Cash and equivalents, end of year	$53,898	$1,430,257

Supplemental disclosures
Cash paid for interest	$-	$-

Cash paid for taxes	$379,154	$220,497

The Accompanying Notes are an Integral Part of the Financial Statements

Bob Beeman Drilling Company
Notes to Financial Statements
December 31, 2007 and 2006

Note 1: Description of Business

Bob Beeman Drilling Company, a Utah corporation, was formed in 1966.  Beeman Drilling operates twelve drilling and core rigs in Utah, New Mexico, Nevada, Arizona and Colorado.  It derives its income from mineral core sampling, deep water well drilling and oil and gas drilling.

    Restatements arising from errors resulting in an understatement in retained earnings at December 31, 2006 of $319,960, overstatement in income tax recovery for the year ended December 31, 2006 of $45,220, and understatement in retained earnings at December 31, 2005 of $365,180 were made.  See Note 3 for details.

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year presentation.

Note 2: Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Equivalents

Beeman Drilling considers all highly liquid investments with maturities from date of purchase of three months or less to be cash equivalents. Cash and equivalents consist of cash on deposit with domestic banks and, at times, may exceed federally insured limits.

Accounts Receivable

Beeman Drilling provides an allowance for doubtful accounts on trade receivables based on historical collection experience and a specific review of each customer’s trade receivable balance.  As of December 31, 2007, there was no allowance provided on accounts receivable due to management’s assessment of the collectability of these items.

Credit Risk

Beeman Drilling is subject to credit risk relative to its trade receivables.  However, credit risk with respect to trade receivables is minimized due to the nature of its customer base.

Beeman Drilling maintains cash balances at one bank and one financial institution. Accounts at the bank are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. Beeman Drilling also had $1,413,037 invested in an overnight repurchase agreement account as of December 31, 2007.

Trading securities

Beeman Drilling classifies its investments as trading based upon the nature of the investment. Trading securities are primarily marketable equity securities which are reported at estimated fair value with realized and unrealized gains and losses included other income (loss). The estimated fair values of investments are based on quoted market prices or dealer quotes.

Property and Equipment

Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

Classification	Estimated Useful Life
Drilling Rigs & Equipment	5-10 Years
Heavy trucks & trailers	5 Years
Automobiles	3-5 Years
Buildings and Improvements	10 Years

The cost of asset additions and improvements that extend the useful lives of property and equipment are capitalized. Routine maintenance and repair items are charged to current operations. The original cost and accumulated depreciation of asset dispositions are removed from the accounts and any gain or loss is reflected in the statement of operations in the period of disposition.

Impairment of Long-Lived Assets

Long-lived assets, including property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the long-lived asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If it is determined that an impairment loss has occurred, the loss is measured as the amount by which the carrying amount of the long-lived asset exceeds its fair value.

Revenue Recognition

Beeman earns contract drilling revenue under daywork contracts. Revenues on daywork contracts are recognized based on the days completed at the dayrate each contract specifies. Mobilization revenues and costs for daywork contracts are recognized over the days of actual drilling.

Income Taxes

Beeman Drilling recognizes deferred income tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income tax liabilities and assets are determined based on the difference between the financial statement and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The company recognizes deferred tax assets if it is more likely than not that the assets will be realized in future years.

Net Income per Common Share

Basic net income (loss) per common share amounts are computed using the weighted average number of common shares outstanding during the year. Diluted per common share amounts are computed using the weighted average number of common shares outstanding during the year and dilutive potential common shares. Dilutive potential common shares consist of stock options, stock warrants and redeemable convertible preferred stock and are calculated using the treasury stock method. As of December 31, 2007, there were no dilutive potential common shares outstanding.

Recent Accounting Pronouncements

Beeman Drilling does not expect that adoption of recently issued accounting pronouncements will have a material impact on its financial position, results of operation or cash flows.

Note 3 : Restatement of Previously Issued Financial Statements

The financial statements presented herein as of and for the year ended December 31, 2006 have been restated for an error in the determination of the Company’s current and deferred federal and state income tax liabilities.

Beeman Drilling identified errors related to the determination of the it’s current and deferred federal and state income tax liabilities previously reported in its financial statements as of and for the year ended December 31, 2006  in the course of preparing financial statements for the year ended December 31, 2007.  These errors relate to the Company’s failure to account for a deferred tax liability from unrealized investment gains on marketable securities and the determination of its current provision for income tax expense.  In order to correct the errors described above, the Beeman Drilling has restated its financial statements as of and for the year ended December 31, 2006.

The effects of the restatement are summarized as follows:

	As Previously Reported	Adjustments	As Restated
Income tax recovery	$(298,481)	$45,220	$(253,261)
Retained earnings, December 31, 2006	6,306,969	319,960	6,626,929
Retained earnings, December 31, 2005	6,628,220	365,180	6,993,400

Note 4: Trading Securities

The aggregate amortized cost, gross unrealized gains, gross unrealized losses, and estimated fair value of trading securities at December 31, 2007 and 2006, is as follows:

Date	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
December 31, 2006	$3,745,968	$573,016	$-	$4,318,984
December 31, 2007	$5,741,686	$3,418,943	$(264,875)	$8,895,754

The trading securities collateralize a margin loan account totaling $202,554 and $-0- as of December 31, 2007 and 2006, respectively. This account is reflected as a current liability in the balance sheet.

Note 5: Property and Equipment

Property and equipment consisted of the following as of December 31, 2007 and 2006:

	2007	2006
Description	Amount	Amount

Drilling rigs & equipment	$2,757,213	$2,854,696
Heavy trucks & trailers	368,400	368,400
Automobiles	499,730	499,730
Buildings and improvements	25,633	25,633

Total	3,650,976	3,748,459
Less: Accumulated depreciation	2,728,017	2,599,120

Net depreciable assets	922,959	1,149,339
Land	55,000	55,000

Property and equipment, net	$977,959	$1,204,339

Depreciation expense was $226,380 and $358,174 for 2007 and 2006, respectively.

Note 6: Concentrations

The Company maintains cash balances at one bank. Accounts at the institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. The Company had uninsured cash balances in the amount of $1,413,037 at December 31, 2007.

As of December 31, 2007, three customers accounted for 47%, 17%, and 10% of total accounts receivable, respectively. During 2007, these three largest customers accounted for 30%, 22%, and 10% of total revenues, respectively.

As of December 31, 2006, four customers accounted for 61%, 14% , 12% and 8% of total accounts receivable, respectively. During 2006, the four largest customers accounted for 26%, 24%, 15% and 9% of total revenues, respectively.

Note 7: Income Taxes

Beeman Drilling files its income tax returns using the cash method of accounting. Cumulative timing differences resulting from the use of the cash method of accounting for income tax purposes result in a net deferred tax liability and amounted to approximately $1,200,000 and $4,400,000 as of December 31, 2006 and 2007, respectively.

A reconciliation of the differences between the effective and statutory income tax rates are as follows for the years ended December 31, 2007 and 2006:

	2007	2006
Federal statutory rate- 34%	$884,895	(210,709)
State tax rate - 6%	156,158	(37,184)
Change in anticipated applicable rates	22,543	(5,368)
Income tax Provision	$1,063,596	(253,261)

Deferred income tax expense amounted to approximately $750,000 and $120,000 for 2007 and 2006, respectively.

Note 8: Related Party Transactions

Related parties provided services to Beeman Drilling and were employed by Beeman Drilling during 2006 and 2007. Beeman Drilling owed related parties $55,210 as of December 31, 2007. Interest has not been accrued or imputed on the amounts owed to related parties as they settled on a current basis. Beeman Drilling paid related parties $79,557and $129,700 in the nature of services charged to cost of revenues, during 2007 and 2006, respectively. Beeman Drilling paid related parties $325,000 and $ 301,359 in the nature of services charged to selling, general and administrative expenses, during 2007 and 2006, respectively.

Note 9: Margin Loan Payable

Beeman Drilling has an outstanding margin loan due to a financial institution totaling $202,554 at December 31, 2007.  Interest is applied to the average daily balance and is at 8.125% as of December 31, 2007.

Item 9.01  Financial Statements and Exhibits.

(b) Pro Forma Financial Statements

SELECTED UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet and statement of operations and related notes are presented to show the pro forma effects of the acquisition of Best Well Services, Inc. (“BWS”) and Bob Beeman Drilling Company (“BBD”).  The pro forma condensed consolidated statement of operations for the year ended January 31, 2008 is presented to show income from continuing operations as if the BWS and BBD acquisitions occurred as of the beginning of the period. The pro forma condensed consolidated balance sheet as of January 31, 2008 is presented to show the financial position as if the BWS and BBD acquisitions occurred as of January 31, 2008.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the acquisition of BWS and BBD occurred on the dates referenced above and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed consolidated balance sheet and statement of operations should be read in conjunction with notes thereto and the financial statements as of and for the year ended January 31, 2008 for Best Energy Services, Inc. as filed on Form 10-K on May 2, 2008 and the financial statements as of and for the year ended December 31, 2007 for BWS and BBD included above in this Form 8-K/A.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
[

	Best			Pro Forma		Pro Forma
	Energy	BWS	BBD	Adjustments		Consolidated
Assets
Cash	$5	$1,869,542	$53,898	$7,603,200	(a) **	$8,205
				15,135,000	(c)
				2,850,000	(e)
				(22,369,542)	(g)
				(4,603,898)	(h)
				(530,000)	(i)
Trading securities	-	772,765	8,895,754	(772,765)	(g)	-
				(8,895,754)	(h)
Accounts receivable and other current assets	-	2,532,909	722,193	(2,032,909)	(g)	500,000
				(722,193)	(h)
Total current assets	5	5,175,216	9,671,845			508,205
Deferred financing cost	-	-	-	2,200,000	(a)	2,450,000
				250,000	(c)
Property and equipment, net	-	4,563,400	977,959	15,536,600	(g)	24,850,000
				3,772,041	(h)
Goodwill	-	-	-	530,000	(i)	530,000
Total assets	5	9,738,616	10,649,804	7,949,780		28,338,205

Liabilities and stockholders' equity
Accounts payable and accrued expenses	10,141	390,460	351,733	(390,460)	(g)	10,141
				(351,733)	(h)
Due to related party	22	-	55,210	(55,210)	(h)	22
Due to American Rig Housing	-	-	-	200,000	(h)	200,000
Deferred income taxes	-	-	1,774,342	(1,774,342)	(k)	-
Current portion of notes payable	-	267,040	202,554	(267,040)	(g)	-
				(202,554)	(h)
Total current liabilities	10,163	657,500	2,383,839			210,163
Revolving note payable	-	-	-	15,385,000	(c) **	15,385,000
Term note payable	-	-	-	2,850,000	(e)	2,850,000
Notes payable	-	201,942	-	(201,942)	(g)	-
Deferred income taxes	-	520,592	-	(520,592)	(g)	-
Redeemable Series A Preferred Stock	-	-	-	10,026,000	(a)	10,026,000
Total liabilities	10,163	1,380,034	2,383,839			28,471,163

Stockholders' equity
Common stock	9,685	30,000	100,000	6,963	(a)	17,273
				(29,375)	(g)
				(100,000)	(h)
Additional paid-in capital	98,109	41,540	-	(229,763)	(a)	(32,279)
				57,835	(g)
Retained earnings (deficit)	(117,952)	8,287,042	8,165,965	(8,287,042)	(g)	(117,952)
				(8,165,965)	(h)
Total stockholders' equity	(10,158)	8,358,582	8,265,965			(132,958)
Total liabilities and stockholders' equity	5	9,738,616	10,649,804	7,949,780		28,338,205

** Unused available borrowing capacity of $2,500,000

See notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Actual			Pro Forma		Pro Forma
	Best Energy	BWS	BBD	Adjustments		Consolidated
Revenues	$-	$17,746,048	$4,650,567			$22,396,615
Cost of revenues	-	8,624,319	2,447,087	(79,557)	(l)	10,991,849
Cost of revenues-depreciation	-	1,094,645	220,733	1,134,148	(j)**	2,449,526
Gross margin on drilling operations	-	8,027,084	1,982,747			8,955,240
Operating expenses:
General and administrative	97,826	4,279,082	2,013,129	(1,778,000)	(l)	4,612,037
General and administrative-depreciation			5,647			5,647
General and administrative - related party	-	39,365	325,000	(364,365)	(l)	-
Total operating expenses	97,826	4,318,447	2,343,776			4,617,684
Operating income (loss)	(97,826)	3,708,637	(361,029)			4,337,556
Other income (expense):
Investment income (loss)	-	66,960	2,985,420	(3,052,380)	(k)	-
Amortization of deferred financing cost	-	-	-	(2,262,500)	(d)	(2,262,500)
Interest expense	-	106,539	(21,759)	(701,820)	(b)	(1,893,490)
				(199,500)	(f)
				(1,076,950)	(d)
Total other income (expense)	-	173,499	2,963,661			(4,155,990)
Income (loss) before income taxes	(97,826)	3,882,136	2,602,632			181,566
Income tax (expense) recovery	-	(1,430,374)	(1,063,596)	2,426,896	(m)	(67,074)
Net income (loss)	(97,826)	2,451,762	1,539,036			114,492

Net income per share:
Basic and diluted	$(0.01)					$0.01
Weighted average shares outstanding:
Basic and diluted	9,685,000			882,500		10,567,500

Total Depreciation is $2,455,173

See notes to unaudited pro forma condensed consolidated financial statements.

BEST ENERGY SERVICES, INC.
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1. Basis of Presentation

The acquisition of BWS and BBD is described elsewhere in this annual report on Form 10−K.  The unaudited pro forma condensed consolidated balance sheet as of January 31, 2008 is based on the financial statements of Best Energy Services as of January 31, 2008 and the financial statements of BWS and BBD as of December 31, 2007 and the adjustments and assumptions described below.  The unaudited pro forma condensed consolidated statements of operations for the year ended January 31, 2008 are based on the financial statements of Best Energy Services for the year ended January 31, 2008 and the financial statements of BWS and BBD for the year ended December 31, 2007 and the adjustments and assumptions described below.

2. Pro Forma Adjustments:

The unaudited pro forma condensed consolidated financial statements reflect the following adjustments:

(a)
Record the net proceeds from the $8,640,000 private offering of units, net of cash placement agent fees of $1,036,800.  The Company also issued an additional 2,500 units valued at $2,500,000 in exchange for the counterparty providing additional cash collateral for the Revolving Notes.  The value of these units, net of cash placement agent fees of $300,000, has been recorded as deferred financing costs and will be amortized over the period in which the cash collateral is available.

(b)	Record redemption of preferred stock interest on preferred stock.
(c)	Record borrowing $15,385,000 under Revolving Note Agreement to fund acquisitions.
(d)	Record interest expense on Revolving Note Agreement and amortization of deferred financing costs.
(e)	Record borrowing $2,850,000 under Term Note Agreement to fund acquisitions and provide for working capital.
(f)	Record interest expense on Term Note Agreement.
(g)	Record acquisition of BWS and allocation of purchase price.
(h)	Record acquisition of BBD and allocation of purchase price.
(i)	Record transaction costs associated with acquisition and financing.
(j)	Record incremental depreciation on property and equipment as a result of the acquisition of BWS and BBD.
(k)	Reverse investment income (loss) as trading securities will not be included in acquisition of BWS and BBD.
(l)	Eliminate related party expenses incurred by BWS and BBD which will not be incurred acquisitions.
(m)	Adjust tax expense based on income statement adjustments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 2, 2008	Best Energy Services, Inc.

By: /s/Larry W. Hargrave
Larry W. Hargrave
Chief Executive Officer